SCHEDULE 14A INFORMATION

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GMX RESOURCES INC.

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GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2009

TO THE SHAREHOLDERS OF GMX RESOURCES INC.:

The Annual Meeting of Shareholders of GMX Resources Inc. (referred to herein as the “Company” or “GMX”), will be held on Thursday, May 28, 2009, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify the selection of Smith, Carney & Co., p.c. as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

3.	To transact such other business as may come before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.

Shareholders of record of Common Stock at the close of business on April 20, 2009 are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Merrill, Secretary

Oklahoma City, Oklahoma

April 28, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2009

This proxy statement, this notice of annual meeting, a form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2008, are all available free of charge on our website at

http://gmxresources.com/2009proxy

GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2009

The following information is furnished in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) of GMX Resources Inc., an Oklahoma corporation, to be held on Thursday, May 28, 2009, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114. This Proxy Statement will be mailed on or about April 30, 2009, to holders of record of shares of our Common Stock, par value $0.001 per share (“Common Stock”), as of the record date.

The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 20, 2009. On that date, the Company had outstanding 18,794,691 shares of Common Stock. Shareholders holding shares of Common Stock are entitled to one vote per share for matters submitted to them for their approval.

The enclosed proxy for the Annual Meeting is being solicited by the Company’s board of directors (the “Board”). The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons representing beneficial owners for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board has fixed the number of directors constituting the Board at five and has nominated the current five members of the Board for re-election. Currently, directors are elected annually for a term of one year.

Each nominee, if elected, will hold office until the expiration of his term and until his successor is duly elected and qualified, or until such nominee’s earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares of Common Stock represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the Board and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Election Threshold

The five nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the named nominees.

The nominees for election to the Company’s Board and their respective business backgrounds are as follows:

Name	Age	Position(s) Currently Held	Director of GMX Since
Ken L. Kenworthy, Jr.	52	President, Chief Executive Officer and Director	1998
T. J. Boismier	74	Director	2001
Steven Craig	52	Director	2001
Ken L. Kenworthy, Sr.	73	Director	1998
Jon W. “Tucker” McHugh	64	Director	2005

Unless otherwise disclosed below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of GMX.

Ken L. Kenworthy, Jr. is a co-founder of GMX and has been Chairman, Chief Executive Officer and President since the Company’s inception in 1998. Prior to the founding of GMX, in 1982, he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when the company was sold. From 1995 until he founded GMX in 1998, Mr. Kenworthy, Jr. was a private investor. From 1980 to 1984, he was a partner in Hunt-Kenworthy Exploration which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration (also known as Ensearch Exploration), Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma for ten years before it was sold in 1996 to what is now Bank of America. He has been a member of the American Association of Petroleum Geologists for 33 years.

T. J. Boismier is founder, President and Chief Executive Officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma, which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company’s initial public offering.

Steven Craig is the Chief Energy Analyst for Elliott Wave International, a securities market research and advisory company located in Gainesville, Georgia, which is one of the world’s largest independent providers of market research and technical analysis. As Chief Energy Analyst, Mr. Craig provides in-depth analysis and price forecasts of the major NYMEX energy markets to an institutional clientele that spans the gamut of the energy industry. Prior to joining Elliott Wave International in January 2001, he provided risk management services to Central and South West, one of the largest natural gas consumers in the U.S. prior to its merger with American Electric Power in June 2000 and former independent oil and gas producer Kerr-McGee. He became a director in August 2001.

Jon W. “Tucker” McHugh became a director of the Company in January 2005. Since 1997, Mr. McHugh has been Senior Vice President Commercial Lending at First Commercial Bank, Edmond, Oklahoma. He is a long-time community banker with over 35 years commercial lending experience.

Ken L. Kenworthy, Sr. is a co-founder of GMX and was its Executive Vice President and Chief Financial Officer from the Company’s inception in 1998 until his retirement in 2008. Mr. Kenworthy, Sr. has been a director of the Company since 1998. From 1993 to 1998, he was principal owner and Chairman of Granita Sales Inc., a privately-held frozen beverage manufacturing and distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a company that manufactures and sells road-building equipment and was listed on the New York Stock Exchange prior to its acquisition by Terex Corporation in 2001. He has held several accounting industry positions including past president of the Oklahoma City Chapter National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.

Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr.

CORPORATE GOVERNANCE MATTERS

The Board uses the independence standards of The NASDAQ Stock Market (“NASDAQ”) corporate governance rules for determining whether directors are independent. The Board additionally follows the rules of the Securities and Exchange Commission (“SEC”) in determining independence for Audit Committee members. The Board has determined that each of Messrs. Boismier, Craig and McHugh are independent under both the NASDAQ and SEC rules for purposes of service on the Board and on the Audit, Compensation and Nominating Committees. Members of each committee are elected annually by the Board and serve one-year terms and until their successors are elected and qualified.

During the year ended December 31, 2008, the Board met or acted by unanimous consent 17 times. All directors in office at the time of such meetings attended all of the meetings of the Board held during 2008. The Company does not have a specific policy regarding Board members’ attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meetings. At the 2008 annual meeting of shareholders, all directors then serving on the Board attended the meeting.

Board Committees

The Company’s Board has established an Audit Committee, a Compensation Committee and a Nominating Committee, each of which consisted of Messrs. T. J. Boismier, Steven Craig, and Jon “Tucker” McHugh during 2008. All committee members attended all of the meetings of such committees held during 2008.

The Audit Committee’s functions include approving the engagement of the Company’s independent registered public accounting firm, reviewing with such firm the results and scope of its auditing engagement, establishing procedures for the treatment of complaints regarding accounting, internal accounting control or auditing matters, and various other matters. This committee met or acted by unanimous consent five times in 2008. The Board has determined that Mr. McHugh qualifies as a “financial expert” as defined by the rules of the SEC based on his experience and education.

The Nominating Committee’s function is to assist the Board in selecting and screening nominees for the Board and to oversee various corporate governance matters as described in more detail below. This committee met or acted by unanimous consent two times in 2008.

The Compensation Committee is responsible for the annual review and approval of corporate goals and objectives relevant to the compensation of our chief executive officer (“CEO”), evaluation of the performance of the CEO in light of these goals and objectives and approval of the amounts and individual elements of total compensation for the CEO based on this evaluation. In addition to determining the total compensation of the CEO, the Compensation Committee also approves the compensation of the Company’s other executive officers. Historically, our CEO and Ken L. Kenworthy, Sr., our former chief financial officer, have made recommendations to the Compensation Committee with respect to each of their own compensation as well the compensation of the Company’s other executive officers, but the final decisions with respect to such compensation are made by the Compensation Committee. Due to the retirement of Mr. Kenworthy, Sr. in 2008, now only our CEO makes such recommendations. During 2008, the Compensation Committee met or acted by consent six times.

In addition to its role in determining the compensation of our CEO and our other executive officers, the Compensation Committee has the authority to:

•

periodically evaluate, in conjunction with the CEO, and make recommendations to the Board regarding the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our compensation objectives as to participation, annual incentive awards, corporate financial goals, actual awards paid to our executive officers, and total funds reserved for payment under the compensation plans, if any;

•

periodically evaluate, in conjunction with the CEO, existing equity-related executive compensation plans as well as potential equity-related plans and make recommendations to the Board based on the committee’s evaluation; and

•

periodically evaluate and make recommendations to the Board regarding annual retainer and meeting fees for members of the Board and committees of the Board and the terms and awards of any stock compensation to members of the Board.

If the Board so approves, the Compensation Committee has the sole authority to retain or terminate consultants, including the authority to approve the consultants’ fees and other retention terms. During 2008, the Compensation Committee retained Longnecker & Associates as a compensation consultant. For information about the role of Longnecker & Associates in evaluating our executive compensation, see “Compensation Discussion and Analysis — Compensation Processes.”

Compensation Committee Interlocks and Insider Participation

As stated above, Messrs. Boismier, Craig and McHugh were the members of our Compensation Committee in 2008. None of these individuals has ever been an officer or employee of the Company or any subsidiary. Additionally, none of our executive officers serves on the compensation committee or board of directors of any entity that has one or more of such entity’s executive officers serving on our Board.

Corporate Governance Guidelines and Communications with the Board

The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is applicable to all employees and directors, including the Company’s principal executive, financial and accounting officers. A copy of the Code of Business Conduct and Ethics as well as the charters for the Audit,

Compensation and Nominating Committees are available at the Company’s web site, www.gmxresources.com. The Company intends to disclose amendments to, or waivers from, its Code of Business Conduct and Ethics by posting to its web site. The Company’s Audit Committee Charter was amended during 2008. A copy of the amended and restated Audit Committee Charter is included as an appendix to this proxy statement.

NASDAQ rules require that the Company’s independent directors meet in executive session on a regular schedule. The Company provides the independent directors with the opportunity to meet in executive session before or after every Board meeting.

The Company’s Nominating Committee Charter provides that any person, including any shareholder, desiring to communicate with, or make any concerns known to, the Company, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to the Company’s Corporate Secretary, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to the Company. The Company’s Corporate Secretary is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company will establish the authenticity of any communication or concern before forwarding it to the addressee. Under the Nominating Committee Charter, the Company is not obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.

The Company’s Nominating Committee Charter provides that the Nominating Committee is responsible for assessing the skills and characteristics of Board members and for screening potential Board candidates. The criteria for nomination of directors are set forth in the Nominating Committee Charter, and the Charter does not address specific minimum qualifications or skills that a nominee or Board member must have. The process used by the Nominating Committee for identifying and evaluating nominees for the Company’s Board consists of reviewing qualifications of candidates suggested by management, other Board members or shareholders.

Under the Nominating Committee Charter, the Nominating Committee will consider recommendations from shareholders for nomination as a Board member. Any such recommendation should be addressed to the Company’s Corporate Secretary and should contain (i) the name, address and telephone number and number of shares owned by the shareholder making the recommendation and a statement that the shareholder has a good faith intent to remain as a shareholder until the Company’s next annual meeting of shareholders; (ii) the information about the proposed nominee that would be required to be disclosed by the applicable rules of the Securities and Exchange Commission if the nominee were nominated; (iii) a description of any relationship between the nominee and the shareholder making the recommendation; (iv) any additional information that the shareholder desires to submit addressing the reasons that the nominee should be nominated to the Board; and (v) a consent of the nominee to be interviewed by the Nominating Committee if requested and to serve on the Board if nominated and elected. Any recommendation should be submitted at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior annual meeting of shareholders. There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from common shareholders and, accordingly, is unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.

Director Compensation

The following table summarizes the compensation of nonemployee directors in 2008:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
T. J. Boismier	56,000	31,250	53,789	—	141,039
Steven Craig	57,400	31,250	53,789	—	142,439
Jon W. “Tucker” McHugh	60,500	31,250	51,701	—	143,451

(1)

Standard compensation for nonemployee directors in 2008 consisted of payments made to such directors for each Board and committee meeting attended and attendance at the 2008 annual meeting of shareholders. The payments consist of $3,000 monthly retainers, $2,000 for each Board meeting, $1,500 for each Audit Committee meeting, $500 for each Compensation and Nominating Committee meeting and $1,000 for the 2008 annual meeting of the shareholders. In addition, the chairman and secretary of the Audit Committee received $500 and $400, respectively, for each Audit Committee meeting that they attended. Directors who are also our employees receive no additional compensation for their services as directors.

(2)

Beginning in 2008, we made grants of restricted Common Stock to our nonemployee directors pursuant to our Long Term Incentive Plan. The amount set forth in the table is the amount of compensation cost recognized by the Company during 2008 in accordance with SFAS 123(R) for these grants. The grant date fair value of the restricted Common Stock award to each of the nonemployee directors during 2008, computed in accordance with SFAS 123(R), was $125,000. For a discussion of the assumptions made in the valuation of these grants of restricted Common Stock, please see Note I to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)

Prior to 2008, we granted annual options to purchase shares of our Common Stock to our nonemployee directors pursuant to our Stock Option Plan. The amount set forth in the table is the amount of compensation cost recognized by the Company during 2008 in accordance with SFAS 123(R). For a discussion of the assumptions made in the valuation of these options, please see Note I to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

The Audit Committee has approved Smith, Carney & Co., p.c. (“Smith Carney”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009. Smith Carney also served as the Company’s independent registered public accounting firm for the years ending December 31, 2006, 2007 and 2008. Representatives of Smith Carney are not expected to be present at the Annual Meeting, but they will be given the opportunity to make a statement if they attend and so desire. Unless such representatives attend the Annual Meeting, they will not be available to the shareholders to respond to appropriate questions.

Audit and Other Fees

The following table sets forth the fees billed by our independent auditor, Smith, Carney & Co., p.c. in the last two fiscal years:

Type	2007	2008
Audit fees	$224,251	$289,326
Audit related fees	2,209	—
Tax fees	17,660	40,417
All other fees	—	—

Total	$244,120	$329,743

As necessary, the Audit Committee considers whether the provision of non-audit services by our independent auditors is compatible with maintaining auditor independence. The Audit Committee has adopted a policy that requires pre-approval of all audit and non-audit services, and the Audit Committee pre-approved all audit and non-audit services performed by our independent auditors in 2008 and 2007.

Fees for audit services include fees associated with our annual consolidated audits, and the review of our quarterly reports on Form 10-Q. Audit fees also include fees for services associated with the preparation of comfort letters and consents and assistance with and review of documents filed with the SEC during 2008 and 2007. Audit-related fees principally include accounting consultations conducted in 2008 and 2007. Tax fees include fees for tax compliance, tax advice and tax planning related to federal and state tax matters.

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with such independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm and its review of the representation of management and the report of such independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Audit Committee

PROPOSAL NO. 2:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has directed the Company to submit the selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2009 for ratification by the shareholders at the Annual Meeting. Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of Smith Carney as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Smith Carney to the shareholders for ratification as a matter of good corporate practice, consistent with the Corporate Governance Policy of RiskMetrics Group. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Approval Threshold

The selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2009 will be ratified if holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the ratification of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Our current executive officers and now-retired Chief Financial Officer are named below:

Name	Age	Position
Ken L. Kenworthy, Jr.	52	President and Chief Executive Officer

Ken L. Kenworthy, Sr.	73	Chief Financial Officer and Executive Vice President (until February 1, 2008)

James A. Merrill	41	Chief Financial Officer, Secretary and Treasurer (since February 2, 2008)

Michael J. Rohleder	52	Executive Vice President, Corporate Development and Investor Relations

Gary D. Jackson	57	Vice President, Land

Richard Q. Hart, Jr.	52	Vice President, Operations

For a description of the business background and other information concerning Mr. Ken L. Kenworthy, Jr. and Mr. Ken L. Kenworthy, Sr., see “Election of Directors” above. All executive officers and significant employees serve at the discretion of the Board. Unless otherwise noted below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of GMX.

James A. Merrill became our Chief Financial Officer, Secretary and Treasurer in February 2008. Prior to being named to such positions, Mr. Merrill was employed by the Company as its Controller, a position he had held since joining the Company in August 2006. Prior to such time, Mr. Merrill was Controller of National American Insurance Company from 1998 to 2006. National American is a privately-held multi-state property and casualty insurer based in Chandler, Oklahoma, which had net written premiums of $65 million in 2006. Prior to that time, Mr. Merrill was employed by Deloitte & Touche LLP. Mr. Merrill is a certified public accountant and has bachelor’s degrees in finance and accounting from the University of Oklahoma.

Michael J. Rohleder became our Executive Vice President, Corporate Development and Investor Relations in March 2008. Mr. Rohleder has been employed by the Company since January 2008. Prior to joining the Company, Mr. Rohleder served as the Sr. Vice President of Worldwide Sales and Marketing for ON Semiconductor, a semiconductor manufacturer (formerly the Motorola Semiconductor Components Division). From 1991 to 1999 he was CEO of MEMEC North America, which was a division of VEBA AG. During his tenure at MEMEC, the company grew from $18 million in annual sales to over $2.5 billion.

Gary D. Jackson became our Vice President, Land in 2005. During 2004 and 2005 prior to joining the Company, he was an independent petroleum landman, performing and directing contract land services for other oil and gas companies for CLS Group, Edmond, Oklahoma. Prior to that time, he was President of SAI Consulting, which provided professional services for oil and gas and natural resources asset acquisition and management.

Richard Q. Hart, Jr. became our Vice President, Operations in February 2008. Prior to such appointment, Mr. Hart was our Operations Manager, a position he held beginning in January 2004. Mr. Hart has been employed by us since March 2003 and has been directly responsible for setting up and running our subsidiary Diamond Blue, which owns and operates three drilling rigs, and the cost control and execution of our drilling, completion and production activities. Prior to 2003, Mr. Hart was Vice President of Operations for Focus Energy. He has a Bachelor of Science in petroleum engineering from the University of Oklahoma.

Significant Employees

The following individuals are significant employees:

Keith Leffel, age 59, has been employed as our natural gas marketer and pipeline operations manager since November 2001. Since 1986, Mr. Leffel formed and operated GKL Energy Services Company, a company that assists producers with gas marketing services.

Compensation Discussion and Analysis

Summary

During 2008, we experienced record-breaking operational and financial performance, despite a worldwide economic crisis and the precipitous fall in energy prices in the second half of the year. In 2008, we completed our most ambitious acquisition program — successfully closing over $49 million in acquisitions in our core area, increasing our net operated acreage by 114%. We secured future healthy economic returns by hedging natural gas production at historically high prices. For the year, production volume increased 48% and proved reserves increased 7%. In 2008, our revenues increased 85% and we recorded operating cash flow for the year of $87.8 million. Our stock price hit a record high in July 2008, up over 173% for the year, after which it decreased along with the general decline in the nation’s equity markets, including the energy sector, and the broader national economy. At year-end, our stock price closed at $25.32, down 22% from year-end 2007.

2008 was also a year of transition in our executive team and compensation programs. In 2008, Mr. Kenworthy, Sr., one of our co-founders, retired as chief financial officer. We also announced the promotions of Mr. Merrill to chief financial officer and Mr. Rohleder to executive vice president of corporate development and investor relations. Prior to 2008, our executive compensation program was more heavily weighted towards discretionary cash bonuses and discretionary stock option awards. This flexible approach enabled our compensation committee to exercise discretion in rewarding our executives by enabling the committee to tailor its compensation decisions more precisely to its subjective judgments regarding the responsibilities, performance and contributions of each individual executive to the success of the Company while at the same time retaining maximum flexibility to respond to changing business and economic conditions.

In connection with the restructuring of our senior management and in light of the competitive environment for top executive talent, we reviewed our compensation programs and levels with executive and senior management and the broader employee base to reflect new roles and increased responsibilities and to be competitive with our peers. In May 2008, the compensation committee designed an annual incentive program that outlined key growth metrics and targets and adopted a long-term incentive plan that enhanced the long-term award opportunities for executives, among other things.

Along with our peers in the oil and gas industry, we witnessed an unprecedented drop in commodity prices in the second half of 2008, which has continued to date in 2009, as the demand for oil and gas fell along with the weakening economy. In response, we have made adjustments to our business strategy as the uncertainty continues. However, despite the downturn in the economy, the competition for qualified employees in our industry continues to be strong. Our executive compensation program, described below, is designed to address the continuing competition for talent in the industry, general sensitivity to investor concerns regarding executive compensation in general, and the need to continue to attract, motivate, reward, and retain the best management talent possible in these difficult times.

Overview and Objectives

We believe our success is dependent on the continued contributions of our senior management and other key employees. The goals of our executive compensation program continue to be to attract, motivate, reward and retain executives of high integrity and exceptional entrepreneurial skill who are capable of leading our Company in continuing to achieve our business objectives and strategies. Our ultimate goal is to continue to create exceptional long-term value for our shareholders.

Align interests with the long-term interests of our shareholders and motivate and reward value creation. We have designed and implemented our executive compensation program to motivate and reward our executives for sustained superior operating and financial performance that has resulted in value creation for our shareholders. Our focus is on creating long-term value for our shareholders and focusing our executive team on those efforts, without undue concern about the short-term impact of business decisions. We believe that this encourages our executives to take appropriate operational and financial risks in pursuit of superior rewards, while employing effective risk management tools that will enhance long-term value for our shareholders. We believe that a portion of any growth in shareholder value should go to the executives that help to create that growth. Superior operational and financial results must continue to be appropriately rewarded even in times of a depressed economy and stock market, as our ability to generate superior shareholder returns in the future would be more difficult to achieve without them.

In our view, the wealth accumulated by our executives from their Company compensation over the years is in line with historical increases in shareholder value that they have helped to create and should not negatively impact any current compensation decisions, as it would unfairly penalize the executives for their past successes, decouple their interests from those of our long-term shareholders and be counter-productive in retaining and motivating them to achieve even greater operational and financial success for our shareholders in the future.

Maintain entrepreneurial culture. Our executive team shares an entrepreneurial spirit and will continue to provide strong executive leadership. We have an environment where employees perform like entrepreneurs with vested ownership interests and have a meaningful opportunity to earn above-market compensation if they help to put the Company in a position to create exceptional long-term value for our shareholders. We believe that this has been an important component of our success, and that it continues to be critical to maintain this culture. Also, reflecting our entrepreneurial philosophy, we have historically not attempted to reward or motivate our executives with deferred compensation, defined benefit pension or supplemental retirement plans, as they are typically less performance-based, are not necessarily aligned with shareholders’ interests and can be very costly to a company regardless of its success.

Retain talent. Our executive compensation program has recently become more focused on retention than in prior years. We believe that, as long as we continue to perform well and put ourselves in a position to provide exceptional long-term returns to our shareholders, we must structure our compensation program in a way to retain and continue to motivate our executives who are critical to our future success. In 2008, we responded to the heightened competition for qualified and talented executives in the industry, by ensuring that executives were earning above-market compensation coupled with a better-defined annual incentive plan whereby executives’ opportunities for annual incentive bonuses were communicated to them. Additionally, we issued restricted stock with a multi-year vesting schedule to marry each executive’s interests with shareholder value and with the Company’s need for retention in these critical positions. In an industry that has been experiencing increasing competition for talent, we have experienced very little turnover among our executive officers, other senior executives and technical staff. While our executive compensation arrangements alone cannot guarantee that we can continue to retain our key executives, we believe that, without the appropriate compensation structure, such retention could be at risk.

Compensation Processes

Role of the Compensation Committee. Our executive compensation program is under the direction and control of the compensation committee of our Board, which is composed entirely of independent, non-management directors. The committee met six times during 2008. It generally meets in coordination with regularly scheduled board meetings. It may also take additional compensation actions in the event of a new hire, promotion or other exceptional event, and at times may act by written consent. The committee’s annual review of executive compensation occurs in June. Executive compensation is determined by the committee in executive session, generally with the other non-employee director of the Company present.

Historically, there has been no precise formula in place to arrive at executive compensation decisions. In determining appropriate cash and equity-based compensation, the committee analyzes the operating and financial results of the Company and the price of our stock during the year, and evaluates the individual’s performance and how he or she has contributed to our success. The types and amounts of compensation paid to our executives are the result of a subjective process undertaken by the committee guided by our objectives of executive retention, motivation and reward in order to achieve our ultimate goal of creating value for our shareholders.

Except for the annual incentive bonus program in 2008 where targeted metrics and rewards were set for each executive, our executive compensation program has and will continue to rely heavily on the subjective judgments of the committee. In making its subjective judgments for each individual executive, the committee uses our actual results to measure our success, and subjectively evaluates that executive based on those actual results and the individual’s contribution to them. No one element of an individual’s performance of his or her responsibilities or the resulting contribution to our overall operating and financial results has a material impact on the committee’s decision-making process with respect to that individual.

We do not have a policy regarding the relationship of compensation among the named executive officers or with other employees. The same design factors and compensation elements are applied to all named executive officers. Any material differences in the amount of compensation for each executive officer reflect the significant differences in the scope of individual responsibilities and contributions.

Role of Compensation Consultants. The committee has authority to hire legal, accounting, compensation and other consultants. The committee can determine the scope of the consultant’s assignment, the extent to which it wants management involved in any projects and the fees to be paid. In 2008, the committee retained an independent compensation consultant, Longnecker & Associates (“Longnecker”), to assist it in evaluating the competitiveness of our executive compensation programs and in assessing whether our compensation practices are achieving our goals. As part of this engagement, the committee asked Longnecker to prepare a report that included a compilation of compensation and performance data (“Survey Data”) prepared based upon data for our compensation peer group, set forth below, broad industry-specific compensation survey data for other companies within the energy sector and general industry surveys, as well as particularized data for industry participants to the extent Longnecker determined that such additional data would prove useful in our compensation process. The committee utilized this Survey Data to assess the competitiveness of our compensation programs within our compensation peer group and their effectiveness in achieving our goals. Longnecker reports directly to the committee and may work with management when preparing materials for the committee. Longnecker provides no other services for us.

Description of Peer Group. In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the compensation committee from domestic oil and natural gas exploration and development companies. For the compensation structure developed for 2008, the compensation peer group consisted of the following twelve companies:

• Venoco, Inc.	• Delta Petroleum	• Edge Petroleum Corp.
• PrimeEnergy Corporation	• Carrizo Oil & Gas	• Quest Resources
• Brigham Exploration Co.	• Parallel Petroleum Co.	• Goodrich Petroleum Corp.
• Gulfport Energy Corp.	• Callon Petroleum Co.	• Arena Resources, Inc.

Role of Management. Our CEO, Mr. Kenworthy, Jr., regularly reviews our executive compensation program and makes recommendations to the compensation committee regarding base salary, bonus structure and equity plan design changes, if warranted. In June 2008, Mr. Kenworthy, Jr. reviewed with the committee his recommendations on base salary adjustments, annual incentive cash bonuses to be paid in December of 2008 and March of 2009 and equity compensation awards for each of the other named executive officers and other key employees. The committee also considered Mr. Kenworthy, Jr.’s evaluation of the responsibilities, performance and contribution of each of the other named executive officers and his recommendations regarding base salary, cash bonuses and equity-based compensation for the executives in making its own subjective decisions. Mr. Kenworthy Jr. also reviewed with the committee his own performance and compensation. The committee and other non-employee directors discussed with Mr. Kenworthy, Jr. the Company’s operating and financial results and stock price, his responsibilities, performance and contributions to those results, his current compensation and his plans and expectations for the upcoming year before subjectively determining any adjustments to his base salary, annual incentive and long-term incentive compensation.

Considerations for Executive Compensation Decisions in 2008. The committee recognized Mr. Kenworthy Jr.’s contributions to our success as president and chief executive officer. The differences in compensation between that of Mr. Kenworthy, Jr. and the other named executive officers in 2008 reflect not only his leadership role, critical decision-making responsibility and significant duties, but also his status as a founder of the Company and his role in successfully building and guiding the Company to its success and creating exceptional shareholder value. Under Mr. Kenworthy Jr.’s leadership, we have achieved industry-leading performance across a broad number of metrics.

Additionally, the committee concluded that the executive team had delivered consistently exceptional results, as demonstrated by our strong operating and financial results and the creation of shareholder value on both an absolute basis and relative to our peers. In making its decisions regarding the base pay adjustments, annual incentive cash bonuses and the long-term incentive awards at the committee’s meeting in June 2008, the committee reviewed the Longnecker report, final 2007 financial and operating results, and the operating and financial results and stock performance to date during 2008. For 2008, we generally targeted total compensation for our management at approximately the 75th percentile of our compensation peer group as determined by Longnecker. We established compensation at this level because we believe it is required for us to attract and retain talented management capable of executing our rapid growth business plan and managing our business in a competitive environment.

Elements of Compensation

We seek to achieve an appropriate mix between annual and long-term equity-based compensation, between cash and equity incentive awards and between performance-based and discretionary compensation in order to meet our objectives. We do not apply a rigid apportionment formula. Our mix of compensation elements is designed to reward superior operating and financial results and motivate exceptional long-term performance through a combination of elements which were developed based on Longnecker’s recommendations. Additionally, when determining the mix of compensation, the committee takes into account that we do not provide deferred compensation, defined benefit pension or supplemental retirement plans for our executives.

Base Salary

We believe that some portion of an executive’s cash compensation should be a fixed amount for the executive’s regular work. Base salary increases occurred during 2008 due to promotions and increased levels of responsibility for some of the named executive officers. Additionally, as part of an overall review of our compensation structure, base salaries were reviewed and adjusted as appropriate effective July 1. Base salary increases reflect the executive’s level of experience, changes in responsibilities, how the individual performed his or her responsibilities, how the executive’s performance contributed to the Company’s success, changes in the cost of living and other factors, such as the general level of competitive salaries in the industry and the need for any catch-up or other structural adjustment.

Aggregate 2008 base salary increases by executive officer were as follows:

Executive Officer	Base Salary Increase ($)	Base Salary Increase (%)
Ken Kenworthy, Jr.	150,000	46
James A. Merrill	123,000	81
Michael J. Rohleder	95,000	53
Gary D. Jackson	110,000	66
Richard Q. Hart	130,100	90

We will continue to review the salaries for named executive officers in June; however, no adjustments for 2009 are expected. We will also continue to adjust base salaries in connection with a promotion or other change in responsibilities.

Annual Incentive Cash Bonuses

Cash bonuses are designed to reward executives for performance based on superior operating and financial results, with particular emphasis on those measures that can be achieved in the near-term but that we believe will result in long-term value creation for our shareholders. Cash bonuses constitute a substantial portion of each executive officer’s overall cash compensation. As the individual’s level of responsibilities and/or the individual’s ability to impact Company results increases, a greater proportion of his or her overall cash compensation will be in the form of bonuses.

Prior to 2008, rather than using a predetermined formula involving specific goals and targets, the committee and the CEO determined discretionary bonuses through a subjective evaluation of Company results and its subjective evaluation of the individual’s performance and contribution to those results. The committee believed that this subjective approach allowed the necessary flexibility to allow us to respond to changes in the business environment while maintaining the ability to motivate and reward our executive team to create exceptional value for shareholders.

In 2008, at the recommendation of Longnecker, we moved to greater reliance on cash bonus award opportunities that are based on specified predetermined Company performance goals. In 2008, the committee selected the following targeted levels of performance:

Performance Measure	Threshold	Target	Maximum	Assigned Weight
Reserves	Increase 80 Bcfe	Increase 100 Bcfe	Increase 140 Bcfe	25%
Net operated acreage	Increase of 8,400 net operated acres	Increase of 10,500 net operated acres	Increase of 14,700 net operated acres	25%
Production	10.5 Bcfe	13.1 Bcfe	18.3 Bcfe	25%
Discretionary cash flow	$64 million	$80 million	$112 million	25%

The committee believes that these metrics and the targeted levels of performance represented realistic, near-term and measurable performance goals for 2008 that promoted company growth without providing an incentive for executives to engage in risky business behavior.

The 2008 annual incentive targets as a percent of base salary by position were as follows:

Executive Officer	Threshold	Target	Maximum
Ken Kenworthy, Jr.	40%	80%	160%
James A. Merrill	30%	60%	120%
Michael J. Rohleder	30%	60%	120%
Gary D. Jackson	30%	60%	120%
Richard Q. Hart	35%	70%	140%

In accordance with the performance metrics and the annual targeted incentive percentages, the named executive officers earned the following annual bonuses under the 2008 annual incentive plan:

	% Paid by Performance Metric
Executive Officer	Reserves	Net Operated Acreage	Production	Discretionary Cash Flow	Total Annual Incentive Bonus	Total Annual Incentive Bonus as % of Base Salary
Ken Kenworthy, Jr.	—	160%	79%	76%	$373,497	79%
James A. Merrill	—	120%	59%	57%	$162,176	59%
Michael J. Rohleder	—	120%	59%	57%	$153,290	56%
Gary D. Jackson	—	120%	59%	57%	$162,176	59%
Richard Q. Hart	—	140%	69%	67%	$189,206	69%

As a result of the sudden sharp reduction of energy prices in 2008, the reserve growth target threshold was not met, and accordingly, no executive officer received bonus compensation with respect to this component. In addition, as a result of the economic downturn and sudden sharp reduction of energy prices, the annual incentive cash bonus for each executive officer will be entirely discretionary for 2009. Payment of any annual incentive bonus for 2009 will be dependent upon improved business and economic conditions and actual operating and financial results for 2009.

Under the 2008 executive compensation plan, a portion of the annual incentive awards were paid in December 2008 and the remainder in March 2009 when final operational and financial results were determined. Prior to 2008, bonus awards were paid entirely in December. All other key management and employees also receive their bonuses at the same time as the named executive officers and will continue to do so, should any discretionary bonuses be awarded in the future.

Long-Term Incentive Compensation

Use of Equity-Based Incentives. Given our historical stock performance, equity-based awards, in the form of stock options, have historically represented the largest component of total compensation paid to our executive officers. Equity-based incentives most directly recognize the shareholder value created by our executives over the long-term and are awarded to align a significant portion of each executive’s net worth with the Company’s success in creating shareholder value. This important compensation tool has been critical to maintaining our entrepreneurial culture and retaining our key executives. In 2008, based on discussions with Longnecker and to enhance our ability to recruit and retain our executive officers, the committee determined that, similarly to other compensation, long-term incentive awards should be targeted around the 75th percentile, such that our executives’ total compensation is near the 75th percentile of similarly-positioned executives in the 2008 peer group.

Equity-based incentives were historically granted under our 2000 Stock Option Plan. Beginning in 2008, we transitioned to grants under our 2008 Long-Term Incentive Plan. The 2000 Stock Option plan provides for the granting of options, while the 2008 Long-Term Incentive Plan provides for the granting of options, stock appreciation rights, restricted stock units and shares, performance units and shares and other stock-based compensation. The committee used only stock options, granted at 100% of fair market value on the date of grant, to compensate executive officers from the time the 2000 Stock Option Plan was originally approved by our Board through January 2008. In July 2008, the committee began granting restricted stock to compensate executive officers.

In the case of all stock options, the amount realized by an executive officer is based on the appreciation in the value of the stock between the date of grant and the exercise date. The vesting of options is based on the passage of time alone.

In June 2008, the committee determined that it would use restricted stock as the primary form of equity-based compensation for the named executive officers. The committee believed that this provided long-term incentive opportunities as these awards were tied directly to the stock appreciation benefits experienced by all shareholders, thereby establishing an alignment of the executive’s interests with those of our shareholders. Additionally, based on a review of recent trends in executive compensation, the fact that full-value awards resulted in less dilution for the Company since fewer shares are needed to provide the desired compensation level, and the effects of the application of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment” (“SFAS 123(R)”), the committee concluded that it was in the best interest of the Company and its shareholders for the committee to utilized restricted stock in the equity-based compensation program for our named executive officers.

Equity-based incentives awarded to executive officers are based on the committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s long-term success and value creation, and to reward outstanding individual performance and contributions to the Company. The value of stock awards and option awards reflected in the summary compensation table below represents the amounts the Company was required to recognize as an expense in 2008 under SFAS 123(R), based on the fair market value at the time of grant, including amounts expensed in 2008 for grants made prior to 2008. The numbers in the table are not adjusted for subsequent changes in our stock price and do not represent the intrinsic or “in-the-money” value of the awards.

Equity Grant Practices. In 2008, equity-based grants were made in July at the committee’s regular meeting to review compensation. Prior to July 2008, equity-based grants were made on a discretionary basis. Grants are made without regard to anticipated earnings or other major announcements by the Company. Our 2000 Stock Option Plan and the 2008 Long-Term Incentive Plan prohibit the repricing of stock options.

The committee approves equity-based grants before or on the date of grant. The exercise price of each stock option or restricted stock awarded to the executive officers is the fair market value of the stock on the date of grant. For stock options, fair market value equals the closing price of our stock on the grant date. For restricted stock, fair market value equals the average of the opening and closing price of our stock on the date of grant. The 2000 Stock Option Plan, the 2008 Long-Term Incentive Plan and the compensation committee’s charter allow the committee to delegate authority to grant equity-based awards to employees to the CEO. As with the grants made directly by the compensation committee, the exercise price of options granted by the CEO must be the fair market value of the stock on the date of grant. The CEO has used his authority to make grants of stock options and restricted stock to newly hired employees, in connection with promotions or as needed for retention purposes. In January 2008 and prior, grants of stock options by the CEO or the compensation committee were made on any given day, at the CEO’s or committee’s discretion. Beginning in 2008, restricted stock awards granted by the CEO and the compensation committee are granted only on the first trading day of a fiscal quarter.

Perquisites and Other Benefits

The executive officers also receive perquisites and other benefits that the compensation committee believes are reasonable, competitive and consistent with the Company’s executive compensation program. In 2008, 2007 and 2006, perquisites and other benefits provided to executive officers included a monthly car allowance and/or gasoline allowance, club dues, additional life insurance beyond that provided to all full-time employees, personal use of company aircraft and paying for spouses to accompany executives on business travel, as well as access to tickets to sporting and other events.

We also provide life insurance to all employees, including the executive officers, equal to $165,000 or $830,000 in the case of accidental death. In addition, regular benefits, which are available to all salaried employees, are also available to the named executive officers on the same basis. These benefits include health care benefits, short-term and long-term disability insurance, and a tax-qualified 401(k) plan under which the Company matches 5% of the employee’s contributions up to the maximum deductible amount under the Internal Revenue Code.

Employment, Severance and Change in Control Arrangements

We have not entered into any written employment agreements with any of our executive officers. Each executive officer serves in his position at the discretion of the Board. Except for acceleration of option grants and vesting of restricted stock awards upon a change of control or death, we do not have any arrangements providing for special post employment compensation of our executive officers, whether upon a change of control or otherwise, on terms different from those generally available to all salaried employees. We believe that it is appropriate to provide single-trigger vesting of all equity-based awards to provide our executive officers with the same opportunities as all of our shareholders, who are free to sell their equity at the time of a change in control and thereby realize the value created at the time of the transaction.

We entered into an agreement with Ken L. Kenworthy, Sr. relating to his retirement as our chief financial officer in February 2008 providing the following payments and benefits: (i) $68,500, which represents three months salary and was paid in February 2008; (ii) coverage under the Company’s group medical insurance plan for March through December 2008, which was valued at $8,621; (iii) personal use of the Company’s golf club membership for life or until the Company undergoes a change in control; (iv) continued use of a Company mobile phone; and (v) miscellaneous items of Company personal property consisting of furniture and computer equipment with little or no book value. The cash payments and the fair value of the other benefits provided to Mr. Kenworthy, Sr. are taxable to him and were reported to him as income for 2008 and thereafter as appropriate. In return for such payments and benefits, Mr. Kenworthy, Sr. has agreed to provide consulting services to the Company at its request.

Compensation To Be Paid in 2009

As noted above, the named executive officers may receive base salary increases, discretionary cash bonuses and long-term incentive awards in 2009, depending on operating and financial results, stock performance, and general business and economic conditions, or as appropriate based on individual contributions, promotions or increased responsibilities. If base salary increases, discretionary bonuses, or long-term incentive awards are determined to be paid, among the most important considerations that the committee may consider based on the final operating and financial results for 2009 are the following:

•	discretionary cash flow

•	production and proved reserve growth rates

•	reserve growth and replacement

•	maintenance of low finding and development costs relative to industry averages

•	successful completion of strategic and significant property and leasehold acquisitions

Response in Event of Restatement

We do not have a formal policy that would require us to seek to recover cash or equity compensation received by an executive officer if the Company’s performance upon which the payments were based were adjusted or restated and the adjusted performance would have resulted in reduced compensation. However, in a given case, depending upon the circumstance, we would consider seeking such recovery. In addition, in all cases, we would consider any such event when making future compensation decisions for executive officers who continue to be employed by the Company.

Accounting and Tax Implications

We believe it is important to have flexibility in our compensation program in a manner suitable to achieve the objectives described above. Therefore, while we consider the accounting and tax treatment of certain forms of compensation in the design of our compensation program, the accounting and tax treatment is not a determinative factor.

Under Section 162(m) of the Internal Revenue Code (the “Code”), we can deduct for federal tax purposes no more than $1 million of annual compensation paid to each of our CEO and four of our other most highly-paid executive officers other than our CEO. The Section 162(m) restriction applies to salary, bonuses and other compensation not directly tied to performance. None of our executive officers currently receives compensation in excess of $1 million, so Section 162(m) does not currently affect compensation decisions with respect to our executive officers. However, as our compensation program develops and changes, Section 162(m) will be taken into consideration.

Section 422 of the Code provides favorable tax treatment to the recipients of stock options that meet certain requirements imposed by the section to qualify as “incentive stock options” as defined by the section. The Compensation Committee has considered the effect of Section 422 on our 2000 Stock Option Plan and 2008 Long Term Incentive Plan, and the terms of both plans were designed to be responsive to the favorable tax treatment provided by Section 422. However, in certain circumstances it may be in one of our executive’s best interests to receive options not subject to Section 422 restrictions. Consequently, options granted under either the 2000 Stock Option Plan or the 2008 Long Term Incentive Plan may be either incentive stock options or options that do not qualify as such.

Compensation Committee Report

In accordance with its written charter adopted by the Board, the Compensation Committee of the Board is responsible for establishing the compensation of our CEO, Mr. Kenworthy, Jr., and overseeing the compensation process as it relates to our other executive officers to assure they are compensated in a manner consistent with our overall objectives. The Compensation Committee is also obligated to communicate to shareholders information regarding the Company’s compensation policies and the reasoning behind such policies.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The preceding report is presented by the members of the Compensation Committee.

— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Compensation Committee

Summary Compensation Table

The following table sets forth the compensation paid by us for services rendered during the year ended December 31, 2008, to the individuals listed in the table, who are referred to herein as the “named executive officers.” Compensation paid to Messrs. Merrill, Hart and Rohleder during 2007 and 2006 is not included in the table and discussion that follows as they were not executive officers of the Company during 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-equity incentive plan compensation(2) ($)	All other compensation(3) ($)	Total ($)
Ken Kenworthy, Jr.	2008	391,667	—	296,875	177,000	373,497	92,862	1,331,901
Chief Executive Officer	2007	275,000	175,000	—	103,241	—	51,938	605,179
	2006	233,333	100,000	—	—	—	48,448	381,371

Ken Kenworthy Sr.	2008	112,820	—	62,500	177,000	—	64,759	417,079
Former Chief Financial Officer	2007	275,000	175,000	—	103,241	—	44,652	597,893
	2006	233,333	100,000	—	—	—	40,908	374,241

James A. Merrill	2008	229,750	—	103,125	212,812	162,176	23,786	731,649
Chief Financial Officer

Michael J. Rohleder	2008	215,192	—	103,125	57,135	153,290	33,407	562,149
Executive Vice President, Corporate Development and Investor Relations

Gary D. Jackson	2008	232,500	—	103,125	195,063	162,176	19,393	712,257
Vice President, Land	2007	153,685	40,000	—	158,206	—	10,163	326,054
	2006	127,435	20,000	—	106,563	—	8,301	267,299

Richard Q. Hart	2008	264,158	—	103,125	222,948	189,206	14,900	794,337
Vice President, Operations

(1)

The amount set forth is the amount of compensation cost recognized by the Company during the year attributable to restricted Common Stock or stock options, as applicable, granted to the named executive officers pursuant to SFAS 123(R). For a discussion of the assumptions made in the valuation of these grants of restricted Common Stock and options, please see Note I to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Forty percent of each executive’s targeted non-equity incentive plan compensation for 2008 was advanced on December 15, 2008 with the actual amount less the advancement paid on March 13, 2009.

(3)	All other compensation includes the total of Company contributions to our 401(k) plan, life insurance premiums and perquisites and other benefits as summarized in the following table:

Name	Company Contributions to our 401(k) Plan ($)	Personal Use of Company Aircraft ($)	Life Insurance Premiums ($)	Car Allowance ($)	Other ($)	Total ($)
Ken Kenworthy, Jr.	11,500	58,255	10,000	10,216	2,891	92,862
Ken Kenworthy, Sr.(1)	1,410	4,425	—	652	58,272	64,759
James A. Merrill	11,500	5,860	1,420	3,400	1,606	23,786
Michael J. Rohleder	10,760	15,312	2,303	3,400	1,632	33,407
Gary D. Jackson	11,500	—	—	5,913	1,980	19,393
Richard Q. Hart	11,500	—	—	3,400	—	14,900

(1)

Other compensation for Mr. Kenworthy, Sr., includes $49,500 in director compensation, including monthly retainer and meeting fees, which he received subsequent to his retirement as chief financial officer in February, 2009.

Grants of Plan Based Awards

The following table reflects information concerning awards granted to our named executive officers during the year ended December 31, 2008 under the 2000 Stock Option Plan and the 2008 Long Term Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Ken Kenworthy, Jr.	7/1/08	15,477	—	—	1,187,500
Ken Kenworthy, Sr.	7/1/08	1,630	—	—	125,000
James A. Merrill	1/23/08	—	25,000	25.32	229,500
	7/1/08	5,377	—	—	412,500
Michael J. Rohleder	1/23/08	—	25,000	25.32	229,500
	7/1/08	5,377	—	—	412,500
Gary D. Jackson	7/1/08	5,377	—	—	412,500
Richard Q. Hart	1/23/08	—	25,000	25.32	229,500
	7/1/08	5,377	—	—	412,500

Stock Options and Long Term Incentive Plan

The Company’s 2000 Stock Option Plan (the “Stock Option Plan”) was originally adopted in January 2001 and has been amended twice since its adoption to increase the number of shares authorized under the Stock Option Plan. As of January 31, 2009, 850,000 shares were issuable under the Stock Option Plan and 831,500 of the shares authorized had been issued pursuant to exercises of options or were subject to outstanding options, leaving 18,500 shares available for future grants. The Stock Option Plan expires on October 30, 2010.

The Company’s 2008 Long Term Incentive Plan (the “Long Term Incentive Plan”) was originally adopted in May 2008. As of January 31, 2009, 750,000 shares were issuable under the Long Term Incentive Plan and 77,531of the shares authorized had been issued, leaving 672,469 shares available for future grants or purchases.

Description of the Stock Option Plan

Administration. The Stock Option Plan is administered by the Board. The Board has the authority to appoint a committee (“Committee”) of not less than two members of the Board to administer the Stock Option Plan and to make determinations concerning the granting of options thereunder. The Board may appoint and remove members of the Committee as it sees fit from time to time. The Board or Committee has sole authority to determine the persons who shall participate in the Stock Option Plan and the extent of their participation and to construe and interpret provisions of the Stock Option Plan and any option granted thereunder. No member of the Board or Committee will be liable for any action or determination made in good faith, and such members will be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, or as otherwise permitted by law. The Board has appointed the Compensation Committee to approve the grant of options for executive officers, which has the discretion to consider whether such a grant is appropriate given an officer’s performance and current annual salary, and the Compensation Committee has authorized the CEO to approve grants of options to non executive officers.

The Committee does not have an established procedure regarding the timing of stock option award grants in relation to the release of any nonpublic information, but historically, the Committee has not granted options in conjunction with any such information. Additionally, the Committee does not have an established policy regarding the back dating of stock option award grants for the purpose of affecting executive officer compensation. However, no grants of stock options have been back dated, and it is not anticipated that any future grants will be dated in such a manner.

Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock reserved for issuance under the Stock Option Plan and in respect of which options may be granted pursuant to the terms of the Stock Option Plan is 850,000 shares. These shares consist of authorized but unissued shares or treasury shares held by the Company. This number is subject to appropriate equitable adjustment in the event of any subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company. In the event that any outstanding option under the Stock Option Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to options granted under the Stock Option Plan.

Eligibility. Persons eligible to participate in the Stock Option Plan consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company as the Board or Committee may determine from time to time. In addition, all Non-Employee Directors of the Company shall be eligible to participate in the Stock Option Plan. There is no limit to the total number of eligible persons to whom options may be granted under the Stock Option Plan. The Board or Committee will determine in accordance with the Stock Option Plan the persons to whom option awards are granted, the size of any option awards and the conditions applicable thereto.

Exercise of Options. Options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant, unless otherwise provided by the Board or Committee at the time the option is granted. The Board or Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. After becoming exercisable, options granted under the Stock Option Plan may be exercised, in whole or in part, at any time prior to the expiration or termination of the options. The exercise price of options granted under the Stock Option Plan is determined by the Board or the Committee, but may not be less than the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the Stock Option Plan must be paid upon the exercise of the option and may be paid in cash or with stock of the Company or a combination thereof.

Nontransferability. Options granted under the Stock Option Plan are not assignable or transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Effect of Death, Termination of Employment and Retirement. If an optionee dies while employed by the Company, the unvested portion of the option will vest, and at any time or times within twelve months after the optionee’s death the options may be exercised by the optionee’s estate, personal representative, beneficiary or other person upon whom such right devolves by will or the laws of descent and distribution, and except as so exercised, will expire at the end of such twelve-month period. If the optionee’s employment is terminated for cause, the optionee’s options whether or not then exercisable will terminate immediately. If the termination is for a reason other than death or for cause, the optionee will have the right to exercise his or her vested options at any time within three months after such termination, unless the optionee continues to serve as a director of the Company as provided below. However, in any event, no option may be exercised more than ten years after the date of its grant.

Option Awards to Non-Employee Directors. Each member of the Board who is not an employee of the Company (a “Non-Employee Director”) is eligible to receive option grants under the Stock Option Plan on the same basis as other eligible persons. The purchase price for each share placed under an option grant for a Non-Employee Director is equal to 100% of the fair market value of such share on the date the option is granted. No options will be granted to a Non-Employee Director after any date that the Non-Employee Director ceases to be a director of the Company. All stock options granted to a Non-Employee Director shall consist of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. The period during which a Non-Employee Director option may be exercised shall be ten years from the date of grant.

Recapitalization or Reorganization. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the Common Stock, such proportionate adjustments shall be made with respect to the aggregate number and type of securities for which options may be granted under the Stock Option Plan, the number of shares covered by each outstanding option and the price of each outstanding option will be proportionately adjusted.

If the Company dissolves, liquidates, or is reorganized in a manner which results in a change in control of the Company, or in the event of a tender or exchange offer which results in a change in control of the Company, all options outstanding on the date of such change in control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within 60 days after such change in control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (i) the fair market value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (ii) the aggregate exercise price for the shares under the option or portion thereof surrendered.

Modification and Termination of the Stock Option Plan. The Committee may at any time amend, alter or discontinue the Stock Option Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. Additionally, no amendment may affect any then outstanding options or unexercised portions thereof without the consent of the optionee. No options shall be granted pursuant to the Stock Option Plan after October 30, 2010, except with respect to awards then outstanding.

Special Provisions Applicable to Incentive Stock Options. The Committee will determine at the time of any option grant whether such option will be an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code or a nonstatutory stock option. Options granted to Non-Employee Directors and other non-employee service providers will not qualify as incentive stock options. Incentive stock options granted pursuant to the Stock Option Plan will comply with all the previously mentioned provisions of the Stock Option Plan modified by the following special terms and conditions:

1.	Eligibility. Persons eligible to receive incentive stock options are employees (including officers and directors who are employees) of the Company or its subsidiaries only.

2.	Limitations on Aggregate Value of Shares Subject to Incentive Stock Options. The aggregate fair market value as of the date of the grant of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year will not exceed $100,000.

3.	Term of Incentive Stock Options. Each incentive stock option granted under the Stock Option Plan will not be exercisable more than ten years from the date the option is granted.

4.	Limitations for Certain Shareholders. Any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not receive an incentive stock option under the Stock Option Plan, unless at the time the option is granted to such person the exercise price is at least 110% of the fair market value of the shares covered by the option and the option is not exercisable after the expiration of five years from the date of the grant.

Federal Income Tax Consequences. An optionee receiving an option qualifying as an “incentive stock option” under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain or loss based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive stock option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

An optionee receiving a nonstatutory stock option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount. An optionee’s tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.

Description of the Long Term Incentive Plan

Administration. The Compensation Committee of the Company (the “Committee”) has authority to administer the Long Term Incentive Plan; provided, however, the Board has retained the exclusive power to select nonemployee directors to participate in the Long Term Incentive Plan and to determine the type, number and terms of awards granted to nonemployee directors. The Committee shall administer all other aspects of the awards made to our nonemployee directors. For purposes of the Long Term Incentive Plan, the term “Committee” shall also refer to the Board with respect to awards granted to nonemployee directors. The Committee may designate persons, other than members of the Committee (including certain officers of the Company), to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of awards to, persons subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code (the “Code”).

Effectiveness of the Long Term Incentive Plan. The Long Term Incentive Plan was adopted by the Board to be effective as of the date of shareholder approval to be effective for ten years thereafter, unless earlier terminated as provided for in the Long Term Incentive Plan. Despite an early termination of the Long Term Incentive Plan, it shall continue in effect until all matters relating to the payment and administration of outstanding awards have been settled.

Shares Subject to the Long Term Incentive Plan. The maximum number of shares of Common Stock reserved for issuance under the Long Term Incentive Plan with respect to awards granted pursuant to the terms of the Long Term Incentive Plan is 750,000. The shares subject to the Long Term Incentive Plan consist of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock shall be deemed to have been issued under the Long Term Incentive Plan only to the extent actually issued and delivered pursuant to an award. Any shares of Common Stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged for awards not involving shares of Common Stock, shall be available again for grant under the Long Term Incentive Plan and shall not be counted against the shares of Common Stock reserved for issuance under the Long Term Incentive Plan. In addition, shares of Common Stock issued under the Long Term Incentive Plan and forfeited back to the Long Term Incentive Plan, surrendered in payment of the exercise price or purchase price of an award, or withheld for payment of applicable employment taxes and/or withholding obligations associated with an award shall again be available for the grant of an award under the Long Term Incentive Plan. A maximum of 750,000 shares of Common Stock reserved for issuance under the Long Term Incentive Plan may be granted as incentive stock options.

Eligibility. All of the employees of the Company and its subsidiaries and all nonemployee directors of, and consultants to, the Company and its subsidiaries are eligible to participate in the Long Term Incentive Plan. The Committee will determine in accordance with the Long Term Incentive Plan the persons to whom awards are granted and the size and other terms of awards. No employee of the Company or any subsidiary is entitled to receive an award unless determined by the Committee.

Awards under the Long Term Incentive Plan. The Long Term Incentive Plan provides for the grant of options (including both incentive stock options and nonqualified stock options), restricted stock awards, bonus stock awards, stock appreciation rights (“SARs”), performance units and performance bonuses to eligible employees and the grant of nonqualified stock options, restricted stock awards, bonus stock awards, SARs and performance units to consultants and nonemployee directors.

Awards granted under the Long Term Incentive Plan are subject to the following: (a) the aggregate number of shares of Common Stock made subject to the grant of options and/or SARs to any eligible employee in any calendar year may not exceed 200,000 shares; (b) the aggregate number of shares of Common Stock made subject to the grant of restricted stock awards and performance unit awards, presuming such awards will be paid in shares of Common Stock, to any eligible employee in any calendar year may not exceed 200,000 shares; (c) the maximum amount made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $1,000,000; and (d) the maximum term of any award shall be ten years.

Grant of Options. The Committee may, from time to time, grant options to eligible employees. Option grants to eligible employees may consist of incentive stock options or nonqualified stock options, or a combination of both. The Committee may also grant nonqualified stock options to nonemployee directors and consultants.

Price. The purchase price for each share placed under option pursuant to the Long Term Incentive Plan shall be determined by the Committee, but shall in no event be less than 100% of the fair market value of the share on the date the option was granted.

Term. In the event of an optionee’s death while employed by the Company, any unvested portion of an option as of the date of death shall immediately vest, and the option shall be exercised in full by the heirs or other legal representatives of the deceased employee within twelve months following the date of death. In the event an optionee’s employment is terminated for any reason other than death of for cause, an option shall be exercisable by the employee or his legal representative within three months of the date of termination as to all then vested portions. If an employee is terminated for cause, the option shall immediately terminate, and the former employee shall have no further rights to exercise any portion of the option. No option granted under the Long Term Incentive Plan will be exercised more than ten years after the date of its grant under any circumstance.

Exercise of Options. Unless otherwise determined by the Committee, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates after the date of the option grant. Upon exercise of an option, an optionee shall be entitled to pay for the shares subject to the option (i) by paying cash in an amount equal to the aggregate purchase price of the number of shares being purchased; (ii) by tendering shares of stock of the Company owned by the optionee; (iii) with a combination of cash and shares of stock of the Company owned by the optionee; (iv) by surrendering a portion of the option; or (v) with a combination of cash, shares of stock of the Company owned by the optionee and surrendered options. The Committee may also permit optionees to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.

Limited Transferability. During an optionee’s lifetime, an option may be exercisable only by the optionee and may not be transferred or otherwise disposed of by the optionee other than by will or by the applicable laws of descent and distribution. However, the Committee may, in its sole discretion, permit recipients of nonqualified stock options to transfer the options by gift or other means pursuant to which no consideration is given for the transfer.

Limitations Applicable to Incentive Stock Options. Options issued in the form of incentive stock options shall only be granted to eligible employees of the Company and its subsidiaries. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company and any subsidiary exceeds $100,000, the incentive stock options shall be treated as nonqualified stock options. No incentive stock option shall be granted to an eligible employee if, at the time the option is granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless (i) at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and (ii) the option by its terms is not exercisable after the expiration of five years from the date of grant. An incentive stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during an optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.

Continued Service as a Director. In the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the optionee’s options shall not expire three months following the date the optionee’s employment terminated, but instead shall continue in full force and effect until the earlier of the stated expiration date of the options or the date upon which the optionee ceases to be a director of the Company.

Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, grant restricted stock awards and/or bonus stock awards to eligible employees, consultants and nonemployee directors. Restricted stock awards granted to eligible employees shall require the holder to remain in the employment of the Company or a subsidiary for a prescribed period and may or may not be subject to the achievement of specified “performance measures” consisting of the operational, financial or stock performance criteria described below in “Federal Income Tax Consequences.” The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The purchase price, if any, for shares of Common Stock issued in connection with a restricted stock award shall be determined by the Committee, in its sole discretion. Restricted stock awards granted to consultants or nonemployee directors shall require the holder to provide continued services to the Company or a subsidiary for a period of time. If at the end of a restriction period, all other vesting conditions have been achieved, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the restricted stock award. If the vesting conditions are not satisfied, the shares of Common Stock covered by the restricted stock award will be forfeited back to the Company. The Committee may also, in its discretion, accelerate the vesting of a restricted stock award upon the termination of employment other than for cause by a holder who is an eligible employee or resignation of a holder who is a consultant or nonemployee director.

Transfer Restrictions. A holder of a restricted stock award may not sell or otherwise transfer or dispose of the shares of Common Stock represented by the restricted stock award during an applicable restriction period.

Rights as Shareholders. The holder of a restricted stock award shall have all of the rights of a shareholder with respect to the shares, including the right to vote and to receive dividends unless otherwise determined by the Committee for any award or awards. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability and potential forfeiture as the shares of restricted stock with respect to which they were paid.

Conditions of Bonus Stock Awards. Bonus stock awards granted to eligible employees, consultants and nonemployee directors shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus stock awards shall be made in shares of Common Stock and need not be subject to performance measures or forfeiture. The purchase price for shares of Common Stock issued in connection with a bonus stock award shall be determined by the Committee in its sole discretion.

Grant of SARs. The Committee may, from time to time, grant SARs to eligible employees, consultants and nonemployee directors. SARs may be granted in tandem with an option, in which event, the holder has the right to elect to exercise either the SAR or the option. Upon the holder’s election to exercise either the SAR or the option granted in tandem with the SAR, the unexercised award of the tandem grant shall automatically terminate. SARs may also be granted independently separate from an option. The exercise price of the SAR shall not be less than the fair market value of a share of Common Stock on the date the SAR is granted.

Exercise and Payment. SARs shall be exercisable in whole or in installments as determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR may be made in shares of Common Stock or cash as determined in the sole discretion of the Committee.

Restrictions. In the event a SAR is granted in tandem with an incentive stock option, the SAR will be subject to restrictions applicable to the incentive stock option. In the case of a SAR granted in tandem with an incentive stock option to an eligible employee who owns more than 10% of the combined voting power of the Company or any subsidiary on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the SAR is granted.

Grant of Performance Units. The Committee may, from time to time, grant performance units to eligible employees, consultants and eligible directors. A performance unit is a monetary unit, having a value equal to the fair market value of one share of Common Stock. Each performance unit award shall state the target, maximum and minimum performance units payable upon the achievement of established performance targets based on the performance measures described below in “Federal Tax Consequences.” The performance measures may be based upon future performance of the Company or any subsidiary and may be absolute, relative to one or more other companies, or relative to one or more indexes. A performance unit may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

Grant of Performance Bonus. The Committee may, from time to time, grant performance bonuses to eligible employees. The Committee will determine the amount that may be earned as a performance bonus in any period of one year or more upon the achievement of one or more performance targets based on the performance measures described below in “Federal Tax Consequences.” Payment of a performance bonus is conditioned on the achievement of the applicable performance target(s) established by the Committee. A performance bonus may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

No Effect on Rights. The existence of the Long Term Incentive Plan will not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities of the Company, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding.

Changes in Capitalization; Reorganization. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, stock splits or dividends, exchanges or other relevant changes in capitalization or extraordinary distributions to the holders of Common Stock occurring after the grant date of any award and not otherwise provided for by the Long Term Incentive Plan, the award and any agreement evidencing the award shall be subject to adjustment by the Committee in its sole discretion as to the number and price of shares of Common Stock or other consideration subject to the award. In the event of any such change in the outstanding Common Stock or extraordinary distribution to the holders of Common Stock, the aggregate maximum number of shares available under the Long

Term Incentive Plan, the aggregate maximum number of shares that may be issued under the Long Term Incentive Plan through incentive stock options, options generally, SARs, restricted stock awards and performance unit awards, and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent such adjustment is appropriate as determined by the Committee, whose determination shall be conclusive, subject to any approval of the shareholders required by any stock exchange or in order to comply with any tax qualification requirements. Notwithstanding the foregoing, the issuance of additional shares of Common Stock by the Company for cash or other consideration that does not affect the holders of shares of Common Stock other than by diluting their interests will not result in any adjustment to any award.

Change in Control — Effect on Awards. Upon the occurrence of a change in control with respect to any option award, the Committee shall have the following alternatives: (i) accelerate the time at which options then outstanding may be exercised so that the options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which all unexercised options and all rights of an optionee shall terminate, ( ii) require the mandatory surrender to the Company of some or all of the outstanding options held by an optionee, in which event the Committee shall thereupon cancel the options and the Company shall pay each optionee a specified amount of cash for each of the shares subject to the cancelled option, or ( iii) make such adjustments to options then outstanding as the Committee deems appropriate to reflect the change in control. All awards granted under the Long Term Incentive Plan that are not option awards shall be immediately vested, fully earned and exercisable upon the occurrence of a change in control unless otherwise determined by the Committee, which may, acting in its sole discretion without the consent or approval of any holder, require all or selected holders to surrender to the Company some or all of the outstanding performance bonus awards and performance unit awards as of a date, before or after a change of control event, specified by the Committee. Upon the surrender of a performance bonus award or performance unit award, the Committee shall cancel or arrange for the cancellation of awards in exchange for cash payments, equity securities or other consideration to holders, on such terms as the Committee determines are appropriate.

Amendment or Termination of the Long Term Incentive Plan and Awards. The Committee may at any time amend, alter or discontinue the Long Term Incentive Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. No amendment, alteration or discontinuation of the Long Term Incentive Plan shall adversely affect awards made prior to the time of such amendment, alteration or discontinuation. The Committee may at any time unilaterally amend the terms of any award to the extent it deems appropriate. However, amendments that would impair the rights of an award holder shall require the award holder’s consent.

Termination of Employment or Service. In the event an eligible employee or a consultant ceases to provide services to the Company or a nonemployee director terminates service as a director of the Company, the unvested portion of any award shall be forfeited unless otherwise provided in the Long Term Incentive Plan or accelerated by the Committee.

Withholding Taxes. Unless otherwise paid by an award holder, the Company or a subsidiary shall be entitled to deduct from any payment under the Long Term Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to the payment or may require the holder to pay the tax prior to and as a condition of the making of the award payment. The Committee may allow a holder to pay the amount of taxes required by law to be withheld from an award by (i) directing the Company to withhold from any payment of the award a number of shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the award holder pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay taxes unless otherwise approved by the Committee.

Federal Income Tax Consequences. Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to restricted stock, performance units, other stock awards and options granted under the Long Term Incentive Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the Internal Revenue Service, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of restricted stock, performance units or other stock awards. Upon the vesting of an award for which no payment was made by the holder, the holder will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the vesting date. Income recognized upon vesting by a holder who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. A holder’s adjusted basis in the Common Stock received through stock awards is equal to any ordinary income related to the award recognized by the holder. If a holder thereafter sells the Common Stock, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes. If a holder forfeits an award prior to its vesting, the holder will not recognize gain or loss as a result of such forfeiture.

Upon the grant of restricted stock, performance shares or other stock awards, the holder may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the Common Stock on the grant date (assuming no payment by the holder for the stock) and is considered compensation subject to withholding for employees. If a holder subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the holder will not be eligible for capital loss treatment with respect to the stock.

There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a holder holds the Common Stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the holder will recognize capital gain or loss upon sale of the Common Stock equal to the difference between the amount realized on the sale and the exercise price. If the Common Stock is not held for the required period, the holder will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the holder upon disposition will be capital gain. The excess of the fair market value of Common Stock received upon the exercise of an incentive stock option over the option price for the Common Stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the holder recognizes ordinary income.

Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a nonqualified stock option is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the option. If a holder thereafter sells Common Stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.

Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a stand-alone or tandem SAR. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a SAR is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the SAR. If a holder thereafter sells Common Stock acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.

Upon the vesting of a cash award, the holder will recognize ordinary income in an amount equal to the cash received. Income recognized upon the vesting of a cash award by a holder who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

The Company intends for the Long Term Incentive Plan and the awards made pursuant to it to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Committee that such qualification is necessary for an award. Accordingly, if the Committee intends for an award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the performance measures to be achieved by the Company, or any subsidiary, division, or department, applicable to the award shall be (i) measured for a prescribed period, as determined by the Committee, consisting of not less than one year; and (ii) established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the relevant performance period and (b) the date as of which 25% of the performance period has elapsed. The Committee’s discretion to modify an award to change or otherwise waive a performance measure to allow the vesting of the award may be restricted in order to comply with Section 162(m). Further, as to any award for which it is determined that qualification is necessary, the grant of the award shall be determined and the award shall be administered by a committee appointed by the Board comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934).

Awards meeting the requirements of 162(m) must be made subject to the achievement of performance targets based on established performance measures. As such, the terms of the Long Term Incentive Plan provide that the Committee may make awards based only on the following established performance measures: (i) operational criteria consisting of (a) reserve additions/replacements, (b) finding and development costs, (c) production volume, and (d) production costs; (ii) financial criteria consisting of (a) earnings, (b) net income, (c) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (d) earnings per share, (e) cash flow, (f) cash flow per share, (g) EBITDA per share, (h) operating income, (i) general and administrative expenses, (j) debt to equity ratio, (k) debt to cash flow, (l) debt to EBITDA, (m) EBITDA to interest, (n) return on assets, (o) return on equity, (p) return on invested capital, and (q) profit returns/margins; and (iii) stock performance criteria consisting of: (a) stock price appreciation, (b) total shareholder return, and (c) relative stock price performance.

It is the intent of the Company that no award under the Long Term Incentive Plan be considered “deferred compensation” subject to Section 409A of the Code, including awards paid pursuant to a change in control event. As such, the Committee shall design and administer the awards under the Long Term Incentive Plan so that they are not subject to Section 409A of the Code.

Outstanding Equity Awards

The following table reflects outstanding options and stock awards held by our named executive officers as of December 31, 2008.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Exercise Date	Number of Shares That Have Not Vested(2)	Market Value of Shares that Have Not Vested(3)
Name	Exercisable	Unexercisable(1)
Ken Kenworthy, Jr.	—	37,500	$38.06	6/6/2017	11,608	$293,915
Ken Kenworthy, Sr.	12,500	37,500	$38.06	6/6/2017	1,630	$41,272
James A. Merrill	12,500	12,500	$31.98	8/15/2016	4,033	$102,116
	2,500	7,500	$39.18	6/6/2017
	—	25,000	$25.32	1/24/2018
Michael J. Rohleder	—	25,000	$25.32	1/24/2018	4,033	$102,116
Gary D. Jackson	14,750	6,250	$20.01	9/16/2015	4,033	$102,116
	6,250	18,750	$38.06	6/6/2017
Richard Q. Hart	2,500	—	$6.10	12/14/2014	4,033	$102,116
	11,250	3,750	$20.01	9/16/2015
	6,250	18,750	$39.18	6/6/2017
	—	25,000	$25.32	1/24/2018

(1)

Awards held by executives vest in four equal installments on each anniversary date of the grant, beginning on the first anniversary date of the grant, provided that the recipient has been continuously employed at such date. In addition to the foregoing vesting provisions, all of these options vest upon the holder’s death or disability, or change in control of the Company.

(2)

Awards held by executives vest in four equal installments on December 31, 2008, and June 30, 2009, 2010 and 2011, provided that the recipient has been continuously employed at such date. In addition to the foregoing vesting provisions, all of these options vest upon the holder’s death or disability, or a change in control of the Company.

(3)	Calculated based upon the closing market price of our common stock as of December 31, 2008, the last trading date of our fiscal year ($25.32), multiplied by the number of unvested awards at year-end.

Option Exercises and Stock Vested

The following table reflects exercises of stock options and vesting of restricted stock for our named executive officers during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Ken Kenworthy, Jr.	12,500	$203,875	3,869	$97,963
James A. Merrill	—	—	1,344	$34,030
Michael J. Rohleder	—	—	1,344	$34,030
Gary D. Jackson	4,000	$95,080	1,344	$34,030
Richard Q. Hart	32,500	$1,286,825	1,344	$34,030

(1)	Represents the December 31, 2008, vesting of one-quarter of the restricted stock grants made July 1, 2008.

(2)	Represents $25.32, the closing market price of our common stock on December 31, 2008, multiplied by the number of shares that vested on such date.

Defined Contribution Plan

The Company offers a tax qualified defined contribution 401(k) plan to all of its employees, including its executive officers, to provide a benefit payable to an employee or his heirs upon retirement, total disability, or death. Under the terms of the plan and subject to limitations of federal law, each of our employees can elect to defer a portion of his compensation and direct such deferrals to the investments offered under the plan, generally consisting of mutual funds in various asset classes. Subject to the terms of the plan, the Company makes discretionary matching contributions to the plan on behalf of the participant employees. Participants are immediately vested in their deferred contributions, but Company contributions are subject to certain vesting requirements. Executive officers participate in the plan on the same basis as all other employees. The Company’s 2008 contributions to the plan for the account of the named executive officers are included in the Summary Compensation Table set forth above.

Other Potential Payments upon a Change in Control or Termination of Employment

No special benefits are payable to the named executive officers by reason of a change in control or termination of employment other than acceleration of vesting of unvested options and restricted stock grants. Assuming a change in control or death of a particular named executive officer occurred as of December 31, 2008, the value of unvested restricted stock held by each of the named executive officers and vesting as a result of such event is set forth above under “Outstanding Equity Awards.” Similarly, the value of unvested in-the-money stock options that would vest for the named executive officers upon the assumed occurrence of such an event on December 31, 2008, is as follows: $33,188 for Mr. Jackson and $19,913 for Mr. Hart. There is no value for acceleration of vesting of options with an exercise price in excess of the December 31, 2008, closing price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of each class of our equity securities as of April 20, 2009, by (i) each of our directors; (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. As of April 20, 2009, there were 18,794,691 shares of Common Stock and 2,000,000 shares of Series B Cumulative Preferred Stock outstanding. Except as otherwise listed below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Title of Class	Number of Shares	Percent of Total
Ken L. Kenworthy, Jr.(1)	Common Stock	598,818	3.17%

Ken L. Kenworthy, Sr.(2)	Common Stock	594,954	3.15%

James A. Merrill(3)	Common Stock	27,077	*

Michael J. Rohleder(4)	Common Stock	11,627	*

	Series B
	Cumulative
	Preferred Stock	7,700	*

Gary D. Jackson(5)	Common Stock	26,377	*

Richard Q. Hart, Jr.(6)	Common Stock	70,377	*

T. J. Boismier(7)	Common Stock	19,130	*

Steven Craig(8)	Common Stock	26,630	*

Jon W. McHugh(9)	Common Stock	15,130	*

All executive officers and directors as a group (9 persons)	Common Stock	1,383,870	7.33%

	Series B
	Cumulative
	Preferred Stock	7,700	*

*	Less than 1%

(1)

Shares owned by Mr. Ken Kenworthy, Jr. exclude 420,252 shares owned by his wife, Mrs. Karen Kenworthy, as to which he disclaims beneficial ownership and include 13,036 shares for which he and his wife share voting power.

(2)

Shares owned by Mr. Ken Kenworthy, Sr. include 64,092 shares held in trust for the benefit of his children and 25,000 shares Mr. Kenworthy, Sr. has the right to acquire on exercise of options exercisable within 60 days. 300,000 shares beneficially owned by Mr. Kenworthy, Sr. are pledged to the Royal Bank of Canada as security for a line of credit extended in May 2006.

(3)	Includes 15,000 shares Mr. Merrill has the right to acquire on exercise of options exercisable within 60 days.

(4)	Includes 6,250 shares Mr. Rohleder has the right to acquire on exercise of options exercisable within 60 days.

(5)	Includes 21,000 shares Mr. Jackson has the right to acquire on exercise of options exercisable within 60 days.

(6)	Includes 32,500 shares Mr. Hart has the right to acquire on exercise of options exercisable within 60 days.

(7)	Includes 17,500 shares Mr. Boismier has the right to acquire on exercise of options exercisable within 60 days.

(8)	Includes 25,000 shares Mr. Craig has the right to acquire on exercise of options exercisable within 60 days.

(9)	Includes 12,500 shares Mr. McHugh has the right to acquire on exercise of options exercisable within 60 days.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by persons known to beneficially own more than 5% of our outstanding stock as of the latest date such persons have filed reports of beneficial ownership with the Securities & Exchange Commission. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares voted.

Beneficial Owner	Number of Shares	Percent of Total

Hoyt Farm Partners, L.P., Quadrennial Partners, L.P., Centennial Energy Partners V, L.P., Centennial Energy Partners, L.L.C., Centennial Energy Partners, L.P., and Peter Seldin(1)	2,848,571	15.16%

Newton Family Group(2)	829,600	4.41%

Morgan Stanley and Morgan Stanley Investment Management, Inc.(3)	1,274,544	6.78%

FMR LLC and Edward C. Johnson III(4)	1,263,288	6.72%

Wellington Management Company, LLP(5)	1,007,186	5.36%

Wasatch Advisors, Inc.(6)	1,317,307	7.01%

Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG(7)	1,022,345	5.44%

Jefferies Funding LLC and Jefferies Group, Inc.(8)	2,794,426	14.7%

(1)

Determined from Schedule 13D filed on March 10, 2009. Centennial Energy Partners, L.L.C. is the general partner of Centennial Energy Partners, L.P., Hoyt Farm Partners, L.P., Quadrennial Partners, L.P., and Centennial Energy Partners V, L.P., and Peter Seldin is the managing member of Centennial Energy Partners, L.L.C. Neither Centennial Energy Partners, L.L.C. nor Peter Seldin directly own shares of our Common Stock, but both are beneficial owners of the shares owned directly and beneficially by Centennial Energy Partners, L.P., Hoyt Farm Partners, L.P., Quadrennial Partners, L.P. and Centennial Energy Partners V, L.P.. The business address of Hoyt Farm Partners, L.P., Quadrennial Partners, L.P., Centennial Energy Partners V, L.P., Centennial Energy Partners, L.L.C., Centennial Energy Partners, L.P., and Peter Seldin is 575 Lexington Avenue, 33rd Floor, New York, New York 10022.

(2)

Determined from Schedule 13G/A filed on February 13, 2009. The Newton Family Group consists of William C. Newton and Gloria A. Newton, husband and wife, and Nickel Partners, as to which William C. Newton is the managing partner. William C. Newton and Gloria A. Newton have beneficial ownership of 829,600 shares, which includes 804,600 shares beneficially owned by Nickel Partners. The business address of the Newton Family Group is c/o Notwen Corporation, 660 East Broadway, Jackson Hole, Wyoming 83001.

(3)

Determined from Schedule 13G/A filed on February 17, 2009. Morgan Stanley Investment Management, Inc. is a wholly owned subsidiary of Morgan Stanley and holds Common Stock in various discretionary accounts which it manages. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036, and of Morgan Stanley Investment Management, the address is 522 Fifth Avenue, New York, NY 10036.

(4)

Determined from Schedule 13G filed on February 17, 2009. Edward C. Johnson III is the chairman of FMR LLC. Neither FMR LLC nor Edward C. Johnson III directly own shares of our Common Stock, but both are beneficial owners of the shares owned directly and indirectly by several investment vehicles controlled by FMR LLC and Edward C. Johnson III. The business address of FMR LLC and Edward C. Johnson III is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)

Determined from Schedule 13G filed on February 17, 2009. Wellington Management Company, LLP holds Common Stock in various discretionary accounts which it manages. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(6)	Determined from Schedule 13G filed on February 17, 2009. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(7)

Determined from Schedule 13G filed on February 5, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG each hold Common Stock in various trust accounts for the economic benefit of the beneficiaries of those trust accounts. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, England, EC3N 4HH. The address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402, Japan. The address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario, M5J 251. The address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany.

(8)

Determined from Schedule 13G/A filed on January 23, 2009. Jefferies Funding, Inc. is the parent company of Jefferies Funding LLC. The address of Jefferies Funding LLC and Jefferies Funding, Inc. is 520 Madison Avenue, 12th Floor, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. We are required to disclose delinquent filings of reports by such persons.

Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were met during 2008, except as follows:

•	Mr. Gary Jackson filed one late report relating to an exercise of stock options and a sale of Common Stock.

•	Mr. T. J. Boismier filed one late report relating to a sale of Common Stock.

•	Mr. Richard Hart, Jr. filed one late report relating to an exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company requires that any situation, transaction or relationship that gives rise to an actual or potential conflict of interest for our executive officers must be disclosed to the Board in writing. The Company may permit the conflicted transaction only if full disclosure is made and the Company’s interests are fully protected. The Company considers conflicted transactions to consist of any transaction in which the executive (1) causes the Company to engage in business transactions with relatives or friends or companies controlled or owned by our executives; (2) uses nonpublic Company or other information for personal gain by the executive, his relatives or his friends (including securities transactions based on such information); (3) has more than a nominal financial interest in any entity with which the Company does business or competes; (4) receives a loan, or guarantee of obligations, from the Company or a third party as a result of his position at the Company; (5) competes, or prepares to compete, with the Company while still employed by the Company; or (6) has a financial interest or potential for gain in any transaction with the Company (other than Company approved compensation arrangements).

The preceding policy and examples of conflicted transactions are provided in the Company’s written Code of Business Conduct and Ethics and is available on the Company’s website at www.gmxresources.com.

VOTING PROCEDURES

As described above, voting at the Annual Meeting will consist of the following:

•	The five nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.

•

The selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2009 will be ratified if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•

All other matters properly brought before the Annual Meeting will be approved if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal, unless otherwise required by law.

Shares represented by proxies that are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked “withhold authority” with respect to any one or more nominees will not affect the outcome of a nominee’s election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers’ discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted by the proxies.

Unless otherwise directed in the proxy, shares represented by valid proxies will be voted FOR the election of the director nominees and FOR the ratification of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2009. As to any other business that may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the Board, although the Company does not presently know of any such other business.

PROPOSALS OF SHAREHOLDERS

Each year the Board submits its nominations for election of directors at the Annual Meeting of Shareholders. The Board will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and must be received by our Secretary not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice must be received by our Secretary not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by our Board; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2010 Annual Meeting must be received no later than December 31, 2009. To be considered for presentation at the 2010 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board for the 2010 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2010 Annual Meeting unless we are provided with notice of such proposal no later than 90 days prior to the date of the 2010 annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Annual Meeting by or at the direction of the Board.

ANNUAL REPORT

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2008, including audited financial statements, is enclosed with this Proxy Statement.

Copies of the exhibits omitted from the enclosed Annual Report on Form 10-K are available to shareholders without charge upon written request to Michael J. Rohleder, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the definitive proxy materials of GMX Resources Inc. (the “Company”) relating to the 2009 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

I.	The Company anticipates that definitive proxy materials will be mailed to shareholders on or about April 30, 2009.

APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC.

CONTAINING AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and internal audit function, if any, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules (the “Rules”) and the Securities Exchange Act of 1934 (the “Exchange Act”). At least one member of the Audit Committee shall have the financial sophistication as required by the Rules.

If an Audit Committee Member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent.

The members of the Audit Committee shall be appointed annually and may be replaced by the Board at any time.

One member of the Audit Committee shall be assigned as Chairman of the Audit Committee by the Board. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, which shall include scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditor, if any, and the independent registered public accounting firm, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the Company’s independent registered public accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

A.	Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.

3.	Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issue as to the adequacy of the Company’s internal controls and any special steps adopted in light of any material control deficiencies.

4.	Review and discuss with management and the independent registered public accounting firm any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss with management (including the internal auditor, if any) and the independent registered public accounting firm the Company’s internal control report and the independent registered public accounting firm’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.	Review and discuss quarterly reports from the independent registered public accounting firms on:

•	all critical accounting policies and practices to be used;

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and

•	Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review the Company’s CEO and CFO certifications (when required by applicable Commission rules) for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

12.	Discuss with management (a) the Corporation’s major financial risk exposures and the steps management has taken to monitor and control those exposures and (b) the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

B.	Oversight of the Company’s Relationship with the Independent Registered Public Accounting Firm

1.	Review and evaluate the lead partner of the independent registered public accounting firm team.

2.	Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and taking into account the opinions of management and internal auditor (if any). The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.

3.

Obtain from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Standards Board Standard 1. It is the responsibility of the

Audit Committee to actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm and for purposes of taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

4.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

5.	Make a recommendation to the Board with respect to the Company’s proposed hiring of employees or former employees of the independent registered public accounting firm.

6.	Discuss with the independent registered public accounting firm material issues on which the national office of the independent registered public accounting firm was consulted by the Company’s audit team.

7.	Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

C.	Oversight of the Company’s Internal Audit Function (When Established)

1.	Discuss with management and the independent registered public accounting firm the desirability or necessity for establishing an internal audit function.

2.	Review the appointment and replacement of the senior internal auditor.

3.	Review the significant reports to management prepared by the internal auditor and management’s responses.

4.	Discuss with the independent registered public accounting firm and management the internal auditor’s responsibilities, and any recommended changes in the planned scope of the internal audit.

D.	Compliance Oversight Responsibilities

1.	Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

2.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics.

3.	Approve all related party transactions.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

6.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

As Amended and Restated October 30, 2008.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GMX RESOURCES INC.

9400 NORTH BROADWAY, SUITE 600

OKLAHOMA CITY, OKLAHOMA 73114

(405) 600-0711

The undersigned hereby appoints James A. Merrill and Kaye Wilkerson, and each of them, as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of GMX Resources Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 28, 2009, or any reconvention thereof.

Please mark your votes as indicated in this example:  ☒

Item 1.	ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL
Nominees:		☐	☐
Ken L. Kenworthy, Jr. T. J. Boismier Steven Craig Ken L. Kenworthy, Sr. Jon W. “Tucker” McHugh WITHHELD FOR (Write nominee name(s) in the space provided):
Item 2.	RATIFICATION OF SELECTION OF SMITH, CARNEY & CO., P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Company’s board of directors. As to Items 1 and 2, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1 and FOR the approval of Item 2.

Signature(s)

Date

NOTE:	Please sign as name appears hereon. Only one joint owner is required to sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.